Exhibit 99.1

KARTOON STUDIOS REPORTS STRONG PROGRESS AND

PROVIDES BUSINESS UPDATE FOR THE FOURTH QUARTER

AND FULL YEAR OF 2023

Projected Growth and Cost Saving Initiatives Driving Company

Towards Profitability as Animated Characters, Catalogue of Animated

Episodes, and Broadcast Assets, All Grow

Under New CFO, Q4 2023 Direct Operating Costs Reduced by Over 70% Year-Over-Year and 54% Sequentially, While Identifying Over $3.5 Million in Additional Annualized Cost Savings Across the Company, to be Implemented in 2024

Kartoon Channel!'s Streaming Business Operating at Break-Even

Operating Income, Setting it Apart from Many Leading Competitors,

with Continuing Growth and Anticipated Improvement Throughout 2024

Kartoon Channel!’s Paid Subscriber Base Grew 19% in Full Year 2023

Compared to Full Year 2022

Production Arm, Mainframe Studios’ Growing Sales Pipeline and

Newly Greenlit Projects Projected to Generate More Than $40 Million

in Revenue; Experiencing Robust Recovery Post Industry-Wide

Streamer Disruptions and Actors and Writers Strikes

Beacon Media Group, the Company’s Kids and Family Media Agency,

Bucks Industry Trends Achieving 16% Quarterly Growth Compared

to Q4 2022, Marking Highest Quarterly Revenue Since 2021

Significant Initiatives Underway to Propel Stan Lee Brand

and Implement AI Across the Organization

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Beverly Hills, CA - April 9, 2024: Kartoon Studios (NYSE American: TOON) today provided a business update for the fourth quarter and year ended December 31, 2023.

Andy Heyward, Chairman & CEO of Kartoon Studios, stated, “2023 was a transformative year for the Company as we laid the foundation for long-term growth and sustainable profitability. Under the strict discipline of our new CFO, Brian Parisi, a former unit CFO of the NFL, we have dramatically reduced our expenses by driving operational efficiencies, while having already identified an additional $3.5 million of annualized cost savings expected to be realized by the Company beginning in 2024. Specifically, under Brian’s leadership, we have cut direct operating costs in Q4 2023 by over 70% compared to the same period last year, and sequentially by more than 54% versus the third quarter of 2023. The entire media industry experienced disruptions in 2023, from the writers and actors strikes, as well as a major reset among streaming companies. Nevertheless, we are confident we are now back on a growth trajectory, as evidenced by the traction we’re gaining in each of our subsidiaries. Specifically, newly greenlit projects are projected to generate over $40 million of revenue within our Canadian production arm, Mainframe Studios, while the sales pipeline is growing rapidly. At the same time, Kartoon Channel!’s paid subscriber base continues to grow, providing us with high margin recurring revenue. Importantly, Kartoon Channel! achieved break-even operating income at the end of 2023, and growth has continued as we move into 2024 with anticipated improvement going forward. We are especially proud of this accomplishment given the short time since we launched this business in 2020 and the fact that many of the leading streaming services are still operating with significant losses. Moreover, our Beacon Media Group subsidiary has resumed solid growth and, in Q4 2023, achieved its highest quarter revenue since 2021. Lastly, we look forward to unveiling key initiatives underway that we believe will propel the growth of the Stan Lee Universe, as well as the implementation of AI across our organization to drive revenues and enhance operating efficiency.”

Mr. Heyward added: “Having reached break-even, we are extremely encouraged by the outlook for Kartoon Channel!, as we have cut our customer acquisition costs by approximately half from the first to the second half of 2023, enhancing our margins through better media efficiency and a strategic approach to content. In 2023, we also saw our paid subscriber base expand by 19% over the previous year, outperforming many streaming services that have faced declines. Notably, ‘free trials’—which are a critical predictor of our future growth—more than doubled in the fourth quarter of 2023 compared to the same period in 2022. We attribute our success to the high quality of our child safe content and, crucially, to our leadership team's direction, led domestically by Todd Steinman, President of Toon Media Networks who brings formidable experience and expertise in this industry, having held leadership positions at The Walt Disney Company and Warner Brothers. Kartoon Channel! has evolved into a leading destination for children's entertainment, offering thousands of episodes of meticulously curated, safe and family-friendly content. We believe our streaming services, bolstered by strong market reach, and the high quality of our service—as evidenced by our consistent 4.9 out of 5 stars rating on the Apple app store, are poised to be a significant driver of Kartoon Studios' growth strategy moving forward. We continue to be the highest-ranked streaming service in the Apple app store amongst our key competitors, including Netflix, Disney+, PBS Kids and Cartoon Network. Kartoon Channel International, under the leadership of former Disney Channel Worldwide Managing Director, Paul Robinson, has also enjoyed growth, as it continuously expands its global footprint around the world.

Kartoon Channel!	4.9
YouTube Kids	4.7
Disney+	4.6
PBS KIDS	4.3
CARTOON NETWORK	3.9
NETFLIX	3.6

TOP RANKED CONTENT DESTINATION

iOS User Ratings in the Apple App Store (March 2024)

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“Our Mainframe Studios affiliate has seen a robust recovery and an influx of new projects following the resolution of the Writers Guild of America (WGA) and Screen Actors Guild (SAG) disputes in late Q3 and early Q4 of 2023. Despite Kartoon Studios and its affiliates not being members of the WGA or SAG, the strikes had a pronounced effect on the entire industry, leading to a reduction in spending and new content orders. Now, with the industry beginning to order new content, the Company is seizing this opportunity and Mainframe Studios has secured contracts for a substantial number of new content series, already in our production pipeline. These contracts, extending across the lifespan of the respective projects, are anticipated to begin contributing to our revenue in 2024, with further recognition in subsequent years. Importantly, our sales pipeline is more robust than ever, and with our streamlined operating structure, as well as additional initiatives underway to reduce costs through strategic implementation of new production technologies, we believe we are well positioned to further increase margins. Animation, a consistent and sought-after genre for broadcasters and streamers, remains a cornerstone of the Company’s strategy. Towards this end, Mainframe has established itself as a leading provider of content to major platforms like Netflix, Disney+, and YouTube, as well as to companies like Moonbug, Sony Kids, Mattel, and Spin Master, among others. In fact, Netflix reports over 315 million views of the studio’s productions on their streaming platform. The fact is, Mainframe Studios produces hits, which is evident by the success of titles, including CoComelon, the most-subscribed animation channel on YouTube and the most popular global animation show on Netflix; numerous Barbie movies and series, the #1 performing toy series on Netflix; Unicorn Academy, which hit the Netflix Global Top 10 across three weeks; Octonauts: Above & Beyond, the latest entry in the popular long-running series; and SuperKitties for Disney Junior, which I’m pleased to report begins its second season this month. The premier reputation of Mainframe Studios underscores our confidence in its ongoing success and its pivotal role in our future growth, as it continues to deliver for leading and high-performing brands,” continued Mr. Heyward.

"Our kids and family media agency, Beacon Media Group, performed well in 2023, as a result of strategic initiatives that led to growth in both billed commissions and billed media. As an illustration of our progress, we achieved our strongest quarterly revenue since 2021, a 16% increase compared to the fourth quarter of the previous year. We are optimistic that this upward trajectory will carry into 2024, bolstered by strong advertiser enthusiasm for our upcoming pre-Easter and spring campaigns. Under the leadership of Cindy Kelly, President of Beacon Media Group, the Company has broadened its horizons by welcoming six new advertisers and pushing the boundaries with innovative marketing campaigns. Cindy has been instrumental not only in driving business growth amidst a challenging market but also in forging valuable synergies between Beacon Media, Kartoon Channel!, and our Mainframe Studios subsidiary in Canada. Her efforts have positioned Beacon Media Group as a leader in the kids and family media and marketing space, and today represents more toy companies than any other media agency. Our adoption of innovative strategies, such as self-serve programmatic campaigns, dynamic influencer content and marketing, and innovative social commerce techniques, led to notable improvements in cost-per-thousand impressions (CPMs) and customer acquisition metrics. Throughout the year, our clients saw exceptional performance in generating awareness and engagement, while optimizing customer acquisition costs."

Brian Parisi, Chief Financial Officer of Kartoon Studios, commented, "Kartoon Studios remains steadfast in its commitment to maximizing our operational efficiency and implementing stringent cost management practices, all with the goal of achieving sustained, long-term, profitable growth. We are actively pursuing a detailed plan aimed at lowering operational costs throughout the organization while growing revenue alongside the recovery of the overall industry. Our efforts are bearing fruit, as evidenced by the decline in our loss from operations in Q4 2023, net of impairment, by 39% from Q4 2022 and 48% from Q3 2023. In my first five months at the Company, we have already identified more than $3.5 million of additional annual cost savings across the business which we believe will further reduce our loss from operations and pave the way to achieve our goal of sustainable and growing profitability, as our key brands begin to grow and flourish. From my time as a unit CFO in the NFL, it was apparent that it is important to focus on blocking and tackling, in addition to the big plays. We are doing that because we know, in the long run, it wins games. I also saw how important it is to put together a winning roster. The team of players now inside Kartoon Studios brings extraordinary playing records at Disney, Warner Brothers, Hasbro, and other leading organizations. I am very excited about our future and what it holds.”

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Kartoon Studios reported revenue of $8.8 million and $44.1 million, for the quarter and year ended December 31, 2023, respectively. As of December 31, 2023, the Company had current assets of $57.1 million, working capital of $11.5 million, and total stockholders’ equity of $53.3 million.

Complete details of Kartoon Studios’ financial results for the fourth quarter and year ended December 31, 2023, are available in the Company’s Form 10-K, which has been filed with the Securities & Exchange Commission and is available on the Company’s website.

About Kartoon Channel!

Available everywhere and anywhere kids are today, Kartoon Studios’ Kartoon Channel! is a family entertainment destination that delivers 1000s of episodes of carefully curated and safe family-friendly content. The channel features original content, including Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, Rainbow Rangers, and Shaq’s Garage, starring Shaquille O’Neal and Rob “Gronk” Gronkowski. Kartoon Channel! also delivers animated classics for little kids, such as Peppa Pig Shorts, Mother Goose Club, Barney and Friends, Om Nom Stories, as well as content for bigger kids, like Angry Birds, Talking Tom & Friends and Yu-Gi-Oh! Kartoon Channel! also offers STEM-based content through its Kartoon Classroom, including Baby Genius and more, as well as a Spanish language collection on the platform, KC En Espanol.

Kartoon Channel! is available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, Samsung and LG Smart TVs.

Internationally, Kartoon Channel! is currently available in key territories around the world, including Africa and Sub-Sahara Africa (StarTimes), Australia and New Zealand (Samsung TV Plus), Germany (Waipu), Philippines (Tapp Digital) and Maldives (Dhiraagu). Kartoon Channel! Branded blocks are also currently available daily in 69 countries across the Middle East, Africa, Latin America, and Europe.

About Kartoon Studios

Kartoon Studios (NYSE AMERICAN: TOON) is a global end-to-end creator, producer, distributor, marketer, and licensor of entertainment brands. The Company’s IP portfolio includes original animated content, including the Stan Lee brand, Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel! and Ameba; Shaq’s Garage, starring Shaquille O’Neal, on Kartoon Channel!; Rainbow Rangers on Kartoon Channel! and Ameba; the Netflix Original, Llama Llama, starring Jennifer Garner, and more.

In 2022, Kartoon Studios acquired Canada’s WOW! Unlimited Media and made a strategic investment becoming the largest shareholder in Germany’s Your Family Entertainment AG (FRA:RTV), one of Europe’s leading distributors and broadcasters of high-quality programs for children and families.

Toon Media Networks, the Company’s wholly owned digital distribution network, consists of Kartoon Channel!, Frederator Network, and Ameba. Kartoon Channel! is a globally distributed entertainment platform with near full penetration of the U.S. market. Kartoon Channel! and Ameba are available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, and Samsung and LG Smart TVs. Frederator Network owns and operates one of the largest global animation networks on YouTube, with channels featuring over 2000 exclusive creators and influencers, garnering billions of views annually.

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For additional information, please visit www.kartoonstudios.com

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Forward-Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@kartoonstudios.com

INVESTOR RELATIONS CONTACT:

ir@kartoonstudios.com

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